Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-222775) pertaining to the 2016 Equity Incentive Plan and 2017 Share Incentive Plan of RISE Education Cayman Ltd, and

(2) Registration Statement (Form S-8 No. 333-248729) pertaining to the 2020 Equity Incentive Plan of RISE Education Cayman Ltd;

of our report dated April 19, 2021, with respect to the consolidated financial statements of RISE Education Cayman Ltd included in this Annual Report (Form 20-F) for the year ended December 31, 2020.

/s/ Ernst & Young Hua Ming LLP
Beijing, the People’s Republic of China

April 19, 2021